                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


     Parent Company                  Subsidiary Company          State of Incorporation
     --------------                  ------------------          ----------------------
Fidelity Bankshares, Inc.     Fidelity Federal Savings Bank of          Florida
                                           Florida